As filed with the Securities and Exchange Commission on June 19, 2020

Registration Statement No. 333-87661

Registration Statement No. 333-108298

Registration Statement No. 333-154850

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-87661

Form S-8 Registration Statement No. 333-108298

Form S-8 Registration Statement No. 333-154850

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

John B. Sanfilippo & Son, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-2419677
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1703 Randall Road, Elgin, Illinois 60123

(Address of Principal Executive Offices, including Zip Code)

1998 Equity Incentive Plan

2008 Equity Incentive Plan

(Full title of the plans)

Michael J. Valentine

Chief Financial Officer, Group President and Secretary

John B. Sanfilippo & Son, Inc.

1703 Randall Road

Elgin, Illinois 60123

(847) 289-1800

(Name, address and telephone number, including area code, of agent for service)

Copies of all communications, including copies of all communications sent to agent for service, should be sent to:

Alexander J. May and Donald Batterson

Jenner & Block LLP

353 N. Clark Street

Chicago, Illinois 60654-3456

(312) 222-9350

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act  ☐

EXPLANATORY NOTE / DEREGISTRATION OF UNSOLD SECURITIES

John B. Sanfilippo & Son, Inc. (the “Company”) previously registered shares of the Company’s common stock, $0.01 par value per share, under the following registration statements (the “Registration Statements”) concerning shares issuable under the Company’s 1998 Equity Incentive Plan (the “1998 Plan”) and the Company’s 2008 Equity Incentive Plan (together with the 1998 Plan, the “Plans”):

•	Registration Statement No. 333-87661 on Form S-8 filed on September 23, 1999.

•	Registration Statement No. 333-108298 on Form S-8 filed on August 28, 2003.

•	Registration Statement No. 333-154850 on Form S-8 filed on October 30, 2008.

Because the Plans are no longer in effect and no awards issuable for shares of common stock remain outstanding thereunder, the Company is filing these post-effective amendments to the Registration Statements (“Post-Effective Amendments”) in order to remove from registration any securities registered and unsold under the Registration Statements and to terminate the Registration Statements.

In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, the Company hereby removes from registration by means of the Post-Effective Amendments all of such securities registered but unsold under the Registration Statements. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities and the Company hereby terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elgin, State of Illinois on this 19th day of June, 2020.

JOHN B. SANFILIPPO & SON, INC.

By:	/s/ Michael J. Valentine
Michael J. Valentine
Chief Financial Officer, Group President and Secretary

Note: No other person is required to sign these Post-Effective Amendments in reliance on Rule 478 of the Securities Act of 1933, as amended.